                                                                    Exhibit 1(c)

                                                                 Draft of 7/5/95

                             McDonald's Corporation

                                 US$584,662,000

                          Medium-Term Notes, Series E

                Due from 184 Days to 60 Years from Date of Issue

                          EURO DISTRIBUTION AGREEMENT


                                                           _______________, 1995

Merrill Lynch International Limited
Ropemaker Place
25 Ropemaker Street
London, England EC2Y 9LY

Goldman Sachs International
Peterborough Court
133 Fleet Street
London, England EC4A 2BB

J.P. Morgan Securities Ltd.
60 Victoria Embankment
London, England EC4Y OJP

Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London, England E14 4QA

Salomon Brothers
 International Limited
Victoria Plaza
111 Buckingham Palace Road
London, England SW1W 0SB

Ladies and Gentlemen:

     McDonald's Corporation, a Delaware corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company outside the United States of its Medium-Term Notes, Series E, in bearer form due from 184 days to 60 years from date of issue and having an aggregate initial public offering price or purchase price of up to U.S.$584,662,000 or its equivalent in other currencies or currency units (the "Notes"). The

Notes are to be issued under an indenture dated as of March 1, 1987 between the Company and First Fidelity Bank, National Association (the "Trustee") and any indentures supplemental thereto (collectively, the "Indenture"), will be issued in temporary and permanent global, and individual definitive, bearer form in denominations of US$25,000 and integral multiples of $5,000 in excess thereof (or in such other denominations as shall be provided in a supplement to the Basic Prospectus referred to below) and will bear interest at rates and have such other terms as are provided in a supplement to the Basic Prospectus referred to below. Notes may bear interest at fixed or floating rates to be provided in a supplement to the Basic Prospectus referred to below, and may, whether or not bearing interest, be issued with original issue discount. The Notes may be issued in amounts denominated in United States dollars or in amounts denominated in other currencies or in the European Currency Unit or other composite currencies. References herein to amounts stated in United States dollars shall be deemed to refer to the equivalent amount of other currency or European Currency Units or other composite currency to the extent applicable.

     Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf or through other agents, dealers or underwriters, the Company hereby appoints each of you (individually an "Agent" and collectively the "Agents") as an agent for the purpose of soliciting offers to purchase the Notes from the Company by others and agrees that if and whenever the Company determines to sell Notes directly to an Agent as principal for resale to others it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, severally but not jointly, to use its reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of the Notes.

     1.  Representations and Warranties.  The Company represents and warrants to
         -------------------------------
and agrees with each Agent as follows:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration No. 33_______) and such registration statement has become effective, for the registration under the Securities Act of the offering of the Notes. Such registration statement, including the exhibits thereto, as amended at the date of the sale of any Notes, is hereinafter called the "Registration Statement". The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Company has duly authorized the issuances of the Notes. The Registration Statement, as amended at the date of this Agreement, meets the requirements set

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          forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission from time to time, pursuant to Rule 424(b) under the Securities Act, supplements to the prospectus relating to the Notes included in the Registration Statement, which will describe certain terms of the Notes, and prior to any such filing will advise each Agent of all further information (financial and other) with respect to the Company to be set forth therein. Such prospectus in the form in which it appears in the Registration Statement is called the "Basic Prospectus". The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements specifically relating to any Notes sold pursuant to this Agreement (a "Prospectus Supplement"), as filed with, or transmitted for filing with, the Commission pursuant to Rule 424 under the Securities Act. Any reference herein to the Registration Statement, Basic Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which have been filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Notes, when such part became effective or was incorporated by reference into the Registration Statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder and (iv) the Registration Statement and the Prospectus do not contain and, as further amended or supplemented, if applicable, will not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to (a) that part of the Registration Statement that consists of the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of First Fidelity Bank, National Association, as Trustee under the Indenture, or (b) statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by an Agent, relating to such Agent, expressly for use therein.

     2.   Solicitations as Agent; Purchases as Principal.
          -----------------------------------------------

     (a)  Solicitations as Agent.  On the basis of the representations and
          -----------------------
          warranties herein contained, but subject to the terms and conditions herein set forth, each Agent will use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented; provided,
                                                                   --------
          however, that each Agent hereby represents and agrees that it will not
          -------
          make any representations or use any information other than that set forth in the Prospectus (as then amended or supplemented) or solicit any offer to purchase the Notes other than by means of such Prospectus as then amended or supplemented.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of notice from the Company, each Agent will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During the period of time that this Agreement is suspended the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 3(h),
          (i) and (j); provided, however, that no Agent shall be required to
                       --------  --------
          resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions or letters as requested by such Agent if any of the events described in Section 3(h), (i) or (j) have occurred during the period of suspension.

          The Company agrees to pay each Agent, as consideration for the sale of any Notes resulting from a solicitation made by it, a commission in the form of a discount from the principal amount of each Note sold by the Company hereunder as a result of such solicitation. With respect to Notes with a term of 184 days to 30 years, such commission will be equal to the following percentage of the principal amount of such
          Note:

                            Term                 Commission Rate
                            ----                 ---------------

          From 184 days to less than one year         0.125%
          From one year to less than 18 months        0.150%
          From 18 months to less than 2 years         0.200%
          From 2 years to less than 3 years           0.250%
          From 3 years to less than 4 years           0.350%
          From 4 years to less than 5 years           0.450%
          From 5 years to less than 6 years           0.500%
          From 6 years to less than 7 years           0.550%
          From 7 years to less than 10 years          0.600%
          From 10 years to less than 20 years         0.625%
          From 20 years to 30 years                   0.750%
          and with respect to Notes with a term in excess of thirty years such commission will be negotiated between the Company and the applicable Agent at the time of sale. The Agents may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes. The Agents are authorized to solicit offers to purchase Notes only in principal amounts of US$25,000 or any amount in excess thereof that is an integral multiple of $5,000 (or in such other minimum purchase amounts and multiples thereof as are described in a supplement to the Basic Prospectus). Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by it as agent which in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein.

     (b)  Purchases as Principal.  Each sale of Notes to an Agent as principal
          ----------------------
          shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to such Agent and the purchase and re-offering thereof by such Agent. Each such separate agreement (which may initially be an oral agreement, to be subsequently confirmed in writing) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased pursuant thereto, the maturity date thereof, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes (the "Settlement Date") and any other relevant terms. An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public auditors of the Company pursuant to Sections 3 and 4 hereof.

     (c)  Procedures.  Each Agent and the Company agree to perform the
          ----------
          respective duties and obligations specifically provided to be performed in the Medium-Term Note Administrative Procedures (attached hereto as Exhibit B) (the "Procedures"), as amended from time to time. The Procedures may be amended only by written agreement of the Company and each Agent; provided
                          --------
          that with respect to any single issuance of Notes, the Procedures may be modified by written agreement of the Company and the Agents soliciting the purchase of such Notes (or purchasing such Notes pursuant to a Terms Agreement). The Company will furnish a copy of the Procedures from time to time in effect to the Trustee, each authenticating agent or paying agent designated pursuant to the Indenture and the common depositary, if any, for the operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel").

     (d)  Delivery.  The documents required to be delivered by Section 4 of this
          --------
          Agreement shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel to the Agents, at One Liberty Plaza, New York, New York 10006 not later than 5:00 p.m. New York City Time, on the date hereof, or at such other time and/or place as each Agent and the Company may agree upon in writing (the "Commencement Date")

     3.   Agreements.  The Company agrees with each Agent that:
          -----------

     (a) Prior to the termination of the offering of the Notes pursuant to this Agreement, the Company will not file any amendment to the Registration Statement or any Prospectus Supplement relating to the Notes unless the Company has previously furnished to each Agent (or, in the case of Prospectus Supplements setting out only the interest rate, maturity and other terms of Notes ("Pricing Supplements"), the Agent that has solicited the applicable offer to purchase Notes) a copy thereof for its review and will not file any such proposed amendment or supplement to which any Agent reasonably objects (or, in the case of Pricing Supplements, the Agent that has solicited the applicable offer to purchase Notes reasonably objects); provided, however, that the
                                              --------  -------
          foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or to any Pricing Supplement applicable to Notes sold by the Company directly to investors on its own behalf; and provided further that without the
                                           -------- -------
          consent of, but after consultation with, the Agents, including the furnishing of drafts thereof, the Company may file any such proposed amendment or Prospectus Supplement which in the opinion of its counsel it is required by law to file. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with the Commission pursuant to Rule 424(b). The Company will promptly advise each Agent (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. If the Company files any amendment to the Registration Statement or any Prospectus Supplement, which filing does not require the consent of the Agents, the Company will provide each Agent with a copy of such document promptly after the filing thereof and no Agent shall be obligated to solicit offers for the purchase of Notes so long as it is not reasonably satisfied with such document.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with the Securities Act, the Company will immediately notify each Agent to suspend solicitation of offers to purchase Notes and, if so notified by the Company, each Agent shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented; and if the Company shall decide to amend or supplement the Registration Statement or Prospectus as then amended or supplemented, it will so advise each Agent promptly by telephone (with confirmation in writing) and will prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented which will include a description of such facts or events and/or will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each Agent in such quantities as it may reasonably request; and, if such amendment or supplement and any documents, certificates and opinions furnished to an Agent pursuant to paragraph (f) below in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to such Agent, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement such Agent will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes any Agent may own as principal has been completed, if any event occurs or condition exists as a result of which it is necessary to amend or supplement the Registration Statement or Prospectus to make the information therein comply with the Securities Act or complete or accurate in all material respects, the Company agrees to provide such Agent with immediate notice by telephone (with confirmation in writing ) to cease sales of any Notes, and the Company will forthwith prepare and furnish, at its own expense, any amendments or supplements to the Registration Statement or Prospectus, satisfactory in all respects to such Agent, in such quantities as it may reasonably request. If such amendment or supplement and any documents, certificates and opinions furnished to an Agent pursuant to paragraph (f) below in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to such Agent, upon the filing of such amendment or supplement to the Registration Statement or Prospectus such Agent may resume its resale of the Notes as principal.

     (c) As soon as practicable, the Company will make generally available to its security holders and to each Agent an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, and, not later than 45 days after the end of the 12-month period beginning at the end of each fiscal quarter of the Company (other than the last fiscal quarter of any fiscal year) during which the effective date of any post-effective amendment to the Registration Statement occurs, not later than 90 days after the end of the fiscal year beginning at the end of each last fiscal quarter of any fiscal year of the Company during which the effective date of any post-effective amendment to the Registration Statement occurs, and not later than 90 days after the end of each fiscal year of the Company during which any Notes were issued, the Company will make generally available to its security holders an earnings statement covering such 12-month period or such fiscal year, as the case may be, that will satisfy the provisions of such Section 11(a) and Rule 158.

     (d) The Company will furnish to each Agent, without charge, three conformed copies of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in Section 3(b) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as any Agent may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

     (e) The Company or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in the case of the issue and purchase of, and for so long as there are outstanding, any Notes denominated in Japanese yen.

     (f) During the term of this Agreement, the Company shall furnish to each Agent such certificates of officers of the Company relating to the business, operations and affairs of the Company and its subsidiaries, the Registration Statement, the

          Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder as such Agent may from time to time reasonably request.

     (g) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's accountants and of the Trustee and Paying Agent and their respective counsel, (iv) the qualification of the Notes under securities laws, in accordance with the provisions of
          Section 3(e), including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments and of the Basic Prospectus and any amendments or supplements thereto,
          (vi) the listing of any Notes on the Luxembourg Stock Exchange and
          (vii) any fees charged by rating agencies for the rating of the Notes.

          The Company will also, whether or not any sale of the Notes is consummated, reimburse the Agents promptly upon receipt of an invoice therefor for the reasonable fees of their counsel, as agreed by the Company and the Agents, incurred in connection with the preparation of this Agreement and the offering and sale of the Notes as well as any reasonable disbursements and out-of-pocket expenses incurred by such counsel, as agreed by the Company and the Agents.

          The Company will also indemnify and hold the Agents harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue of the temporary global Notes and the Notes in accordance with the terms of this Agreement, on the execution and delivery of the Indenture and this Agreement, and on the exchange of the temporary global Notes for definitive Notes or permanent global Notes, which are or may be required to be paid under the laws of the United Kingdom, the United States or any political subdivision or taxing authority thereof or therein.

     (h) Each acceptance by the Company of an offer for the purchase of Notes solicited by an Agent, and each sale of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct in all material respects at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or his agent, or to such Agent, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Basic Prospectus as amended and supplemented to each such time).

     (i) Each time the Registration Statement or the Basic Prospectus is amended or supplemented (other than by a Pricing Supplement or an amendment or supplement providing for a change deemed immaterial in the reasonable opinion of the Agents), if so requested by any Agent, and each time the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company will deliver or cause to be delivered forthwith to the relevant Agent or Agents a certificate of the Company signed by the Chairman of the Board, the President, the Vice Chairman of the Board, any Vice President or the Treasurer, dated the date of the effectiveness of such amendment or filing or supplement or sale, as the case may be, in form reasonably satisfactory to such Agent or Agents, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement and the Basic Prospectus as amended and supplemented to the time of delivery of such certificate.

     (j) Each time the Registration Statement or the Basic Prospectus is amended or supplemented, if in the reasonable judgment of any Agent (or, in the case of a Pricing Supplement, in the reasonable judgment of the Agent that has solicited the offer to purchase the relevant Notes) the information contained in the amendment or supplement is of such a nature that an opinion of counsel should be furnished, and each time the Company sells Notes to an Agent pursuant to a Terms Agreement, if so indicated in the applicable Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of counsel of the Company. Any such opinion shall be dated the date of such amendment or supplement or the date of such sale, as the case may be, shall be in a form satisfactory to such Agent and shall be of the same tenor as the opinion referred to in
          Section 4(b)(i) but modified to relate to the Registration Statement and the Basic Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to such Agent may furnish to such Agent a letter to the effect that it may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Basic Prospectus as amended and supplemented to the time of delivery of such letter).

     (k) Each time that the Registration Statement or the Basic Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Basic Prospectus, if so requested by any Agent, or each time the Company sells Notes to an Agent pursuant to a Terms Agreement, if so indicated in the applicable Terms Agreement, the Company shall cause its independent public auditors forthwith to furnish each Agent or such Agent, as appropriate, with a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in a form satisfactory to the recipient, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement and the Basic Prospectus, as amended or supplemented to the date of such letter.

     (l) Between the date of any Terms Agreement and the Settlement Date, or such later date as may be specified in such Terms Agreement, with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent which is a party to such Terms Agreement, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar in currency, maturity and other material terms to the Notes, other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) debt securities issued for consideration other than cash and (iii) commercial paper in the ordinary course of business, except as may otherwise be provided in any such Terms Agreement.

     (m) The Company will not issue any Notes except as have been duly authorized by all necessary corporate action on the part of the Company.

     (n) In connection with the application to list the Notes on the Luxembourg Stock Exchange, the Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and maintain such listing until none of the listed Notes is outstanding or until such time as payment in respect of principal, premium, if any, and interest in respect of all the listed Notes has been duly provided for, whichever is earlier; provided,
                                                                  ---------
          however, that if the Company can no longer reasonably maintain such
          --------
          listing, it will use reasonable efforts to obtain and maintain the quotation for, or listing of, the Notes on such other stock exchange or exchanges as the Company may decide, with the approval of the Agents. In addition, for so long as any Notes are listed, the Company will maintain in Luxembourg, or in such other place as the Notes are listed (if the Notes are no longer listed on the Luxembourg Stock Exchange), a paying agent in respect of the Notes.

     (o) The Company will not issue any Notes directly to investors or through other agents, dealers or underwriters except in accordance with applicable law.

          4.  Conditions of the Obligations of the Agents.  The obligations of
              --------------------------------------------
each Agent to solicit offers to purchase the Notes as agent of the Company and to purchase Notes as principal pursuant to any Terms Agreement will be conditioned upon the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

     (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or threatened, and there shall have been no material adverse change in the condition of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Registration Statement or the Prospectus as amended or supplemented to such date.

     (b) At the Commencement Date, such Agent shall have received, and at each Settlement Date with respect to any applicable Terms Agreement to which such Agent is a party, if called for by such Terms Agreement, such Agent shall have received:

          (i) The opinion, dated as of such date, of either Shelby Yastrow, Senior Vice President, General Counsel and Secretary for the Company or Gloria Santona, Vice President, Assistant General Counsel and Assistant Secretary for the Company, to the effect that:

               (A) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all corporate power and authority to own its properties and conduct its business as set forth in the Prospectus, except where such failure to be so qualified or be in good standing cannot be reasonably expected to have a material adverse effect on the Company and its consolidated subsidiaries, taken as whole.

               (B) Each of the Significant Subsidiaries of the Company has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, and all of the issued and outstanding shares of capital stock of each Significant Subsidiary (except McDonald's Australia Limited and McDonald's Property Company Limited, of which the Company directly or indirectly owns a majority of the capital stock) are owned, directly or indirectly, by the Company, have been duly authorized and validly issued, and (except in the case of McDonald's Deutschland, Inc., formerly McDonald's System of

                    Germany, Inc.) are fully paid and non-assessable, and are so owned free and clear of any claim, lien, encumbrance or security interest except where such failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

               (C) This Agreement (and, if the opinion is being given pursuant to Section 3(j) on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.

               (D) The Indenture has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act.

               (E) The Notes have been duly authorized and, when (i) executed and authenticated in accordance with the Indenture, (ii) paid for by the purchasers thereof and (iii) delivered to such purchasers, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

               (F) The Registration Statement and any amendments thereto is effective under the Securities Act, and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened by the Commission.

               (G) The execution, delivery and performance of this Agreement, the Notes and the Indenture will not contravene any provision of applicable law or the Restated Certificate of Incorporation or By-Laws of the Company or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes and the Indenture, except such as are specified and have been obtained and except that the offer and sale of the Notes in any jurisdiction may be subject to the securities or other laws of such jurisdiction.

               (H) The statements in the Prospectus under the captions "Description of Debt Securities", "Description of Bearer Notes", "Plan of Distribution" and "United States Taxation" insofar as such statements constitute summaries of the documents, proceedings or matters referred to therein, are accurate summaries of such documents, proceedings and matters.

               (I) Such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

               (J) Such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act (except for financial statements included therein as to which such counsel need not express any opinion) and incorporated by reference in the Registration Statement and the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (2) has no reason to believe that (except for financial statements included therein as to which such counsel need not express any belief) any part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Notes, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except for financial statements included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder and (4) has no reason to believe that (except for financial statements included therein as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    It is understood that such counsel may limit his or her opinion to the laws of the United States of America, the laws of the State of Illinois, and the General Corporation Law of the State of Delaware.

                    The opinions set forth in paragraphs (i) (D) and (i) (E) above regarding the valid and binding nature of the Indenture and the Notes may be limited by the inclusion of statements to the effect that their enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the enforceability of creditors' rights generally, and general principles of equity. The opinions set forth in paragraphs (i) (D) and
                    (i)(E) above may be further limited by inclusion of a statement to the effect that insofar as such opinions relate to Notes denominated in a currency other than United States dollars, the effective enforcement of a foreign currency claim in the federal or state courts of the State of New York may be limited by requirements that a claim (or a foreign currency judgment in respect of such a claim) be converted into United States dollars at the rate of exchange prevailing on the judgment date.

                    For purposes of paragraph (B) above, the term "Significant Subsidiaries" shall mean the list of the Company's domestic and foreign subsidiaries appearing in Exhibit 21 (or any successor exhibit) to the Company's most recently filed Annual Report on Form 10-K as of the Commencement Date or the applicable Settlement Date, as the case may be.

          (ii) The opinion dated as of such date, of Cleary, Gottlieb, Steen & Hamilton, counsel to you, covering the matters in paragraphs (C),
               (D), (E), (H) (with respect only to the statements under the caption "Description of Debt Securities", "Description of Bearer Notes" and "Plan of Distribution") and clauses (3) and (4) of (J) above, provided that with respect to clauses (3) and (4) of (J)
                      --------
               above, such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated by reference) but is without independent check or verification except as specified.

     (c) On the Commencement Date, and at each Settlement Date, with respect to any Terms Agreement to which such Agent is a party, the Company shall have furnished to such Agent, a certificate of the Company, signed by the Chairman of the Board, the President, the Vice Chairman of the Board, any Vice President or the Treasurer, dated as of the Commencement Date or such Settlement Date, to the effect that the signer of such certificate has examined the Registration Statement, the Basic Prospectus, any Prospectus Supplement and this Agreement and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, there has been no material adverse change in the condition of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, as amended or supplemented.

     (d) On the Commencement Date, and at each Settlement Date with respect to any Terms Agreement to which such Agent is a party, if called for by such Terms Agreement, the Company's independent auditors shall have furnished to such Agent, a letter or letters, dated as of the Commencement Date or such Settlement Date, in form and substance satisfactory to it, confirming that they are independent auditors within the meaning of the Securities Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus as then amended or supplemented.

     (e) On the Commencement Date and at each Settlement Date with respect to any Terms Agreement to which such Agent is a party, the Company shall have furnished to such Agent such appropriate further information, certificates and documents as it may reasonably request.

     (f) On the Commencement Date, application to list the Notes on the Luxembourg Stock Exchange shall have been made and prior to the issuance of the first Note, such listing shall have been granted upon issuance of the temporary global Notes or definitive Notes, subject only to delivery to such Exchange of Prospectuses as most recently amended or supplemented.

     (g) On each Settlement Date with respect to Notes that, as contemplated in the Pricing Supplement or Term Sheet relating to such Notes, are to be listed, the Luxembourg Stock Exchange shall have agreed to list such Notes subject only to their issuance.

     5.   Indemnification and Contribution.
          --------------------------------

     (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either
          Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities (including the reasonable fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided,
                                                                   ---------
          however, that the Company will not be liable in any such case to the
          --------
          extent that any such loss, claim, damage or liability is caused by (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein based upon information furnished in writing to the Company by an Agent relating to such Agent expressly for use therein; (ii) any untrue statement or alleged untrue statement or omission or alleged omission made in that part of the Registration Statement that consists of the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of First Fidelity Bank, National Association; or (iii) the fact that any Agent, as principal, sold Notes to a person, or Notes were sold to a person solicited by any Agent as agent, to whom there was not sent or given by such Agent, at or prior to the confirmation of such sale, a copy of the Prospectus as most recently amended or supplemented, and such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the form of the Prospectus most recently provided by the Company to such Agent.

     (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company and each other Agent and any person controlling such Agent to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished in writing by it expressly for use in the Registration Statement or the Prospectus.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding, or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraph (a) or (b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent participating in the offering of Notes that gave rise to such losses, claims, damages or liabilities (a "Relevant Agent") on the other from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Relevant Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Relevant Agent on the other in connection with the offering of such Notes shall be deemed to be in the same respective proportion as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Relevant Agent in respect thereof. The relative fault of the Company on the one hand and of each Relevant Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Relevant Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          If more than one Agent is a Relevant Agent in respect of a proceeding, each Relevant Agent's obligation to contribute pursuant to this
          Section 5 shall be several and not joint, and shall be in the proportion that the principal amount of the Notes that are the subject of such proceeding and that were offered and sold through such Relevant Agent bears to the aggregate principal amount of the Notes that are the subject of such proceeding.

     (e) The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does
             --------
          not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, and any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          Notwithstanding the provisions of this Section 5, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (g) The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the caption Plan of Distribution in the Prospectus Supplement dated July ___, 1995 relating to the Notes constitute the only information furnished in writing by or on behalf of any Agent for inclusion in the Basic Prospectus or such Prospectus Supplement and the Agents confirm that such statements are correct.

     6.  Offering Restrictions.  Each Agent hereby represents and agrees:
         ---------------------

     (a) except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (1) it has not offered or sold, and during the restricted period will not offer or sell, Bearer Notes to a person who is within the United States or its possessions or to a United States person, and (2) it has not delivered and will not deliver within the United States or its possessions definitive Bearer Notes that are sold during the restricted period;

     (b) it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Bearer Notes are aware that such Bearer Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

     (c) if it is a United States person, it is acquiring the Bearer Notes for purposes of resale in connection with their original issuance and if it retains Bearer Notes for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6);

     (d) with respect to each affiliate of an Agent that acquires Bearer Notes from such Agent for the purpose of offering or selling such Bearer Notes during the restricted period, such Agent repeats and confirms the representations and agreements contained in this Section 6 on such affiliate's behalf;

     (e) it has not entered and will not enter into any written contract with respect to the distribution or delivery of the Notes, except with (i) its affiliates, (ii) a member of the International Primary Markets Association, or an affiliate of such member, from which it has obtained, for the benefit of the Company and the several Agents, the representations contained in, and such person's agreement to comply with the provisions of, paragraphs (a) through (d) of this Section 6, or (iii) the prior written consent of the Company;

          (Terms used in paragraphs (a) through (e) of this Section 6 have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.)

     (f) (1) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issue, any Notes, having a maturity of one year or greater, to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of any Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on;

     (g) it has not offered or sold and agrees that it will not offer or sell any Note directly or indirectly in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used in this paragraph (g) means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale directly or indirectly in Japan or to any Japanese person except in circumstances that result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole; and

     (h) without prejudice to the provisions of this Section 6 and subject to the obligations of the Company set forth in Section 3 of this Agreement, the Company shall have no responsibility for, and each Agent will obtain, any consent, approval or permission required for the subscription, offer, sale or delivery by such Agent of Notes under the laws and regulations in force in any jurisdiction to which such Agent is subject or in or from which such Agent makes any subscription, offer, sale or delivery.

          7.  Position of the Agents.  In soliciting offers to purchase the
              ----------------------
Notes, each Agent is acting solely as agent for the Company, and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company, but no Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will any Agent be obligated to purchase any Notes for its own account other than pursuant to, and subject to the conditions set forth in, any Terms Agreement.

          8.  Termination.  This Agreement may be terminated at any time either
              ------------
(a) by the Company as to any Agent or (b) by any Agent, insofar as this Agreement relates to such Agent, upon the giving of written notice of such termination to the other parties hereto. In the event of such termination with respect to any Agent, this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred. Any Terms Agreement may be terminated, immediately upon notice to the Company, at any time prior to the Settlement Date relating to a Terms Agreement (i) if there has been, since the respective dates as of which information is given in the Registration Statement, as amended to the date of such Terms Agreement, any material adverse change in the condition of the Company and its consolidated subsidiaries, taken as a whole, or (ii) if there has occurred any material outbreak or escalation of hostilities or any material adverse change in financial markets or any calamity or crisis the effect of which is such as to make it, in the reasonable judgment of the Agent which is a party to such Agreement, impracticable to market the Notes, or (iii) if trading in securities generally on the New York Stock Exchange or the American Stock Exchange has been suspended or materially limited or if a general moratorium on commercial banking activities has been declared by either federal or New York State authorities.
In the event of termination of this Agreement or any Terms Agreement, no party shall have any liability to the other parties hereto, except (1) as provided in the first two sentences of the third paragraph of Section 2(a) (with respect to any commissions earned by the Agents but not yet paid by the Company at the time of such termination), Section 3(f), Section 5 and Section 9 and (2) if, at the time of termination, an Agent shall own any Notes purchased pursuant to a Terms Agreement entered into prior to the termination of this Agreement with the intention of reselling them or an offer to purchase any Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, as provided in Sections 3(b) through 3(d), 3(h) through 3(k), and 3(o); provided that the exception set forth in clause (2) of this sentence shall be of no further force or effect immediately after the earlier of
(i) resale or delivery, as the case may be, of the Notes referred to in such clause and (ii) in the case of Notes purchased pursuant to a Terms Agreement entered into prior to the termination of this Agreement, a date 270 calendar days from the date of such termination. The provisions of Section 3(e), 3(g), 3(n), 3(o), 5 and 9 hereof shall survive the termination or cancellation of any Terms Agreement.

          9.  Representations and Indemnities to Survive.  The respective
              -------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and each Agent set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Agent or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Notes.

          10.  Notices.  All communications hereunder will be in writing and
               --------
effective only on receipt, and shall be mailed, delivered or sent by facsimile transmission and confirmed as follows:

          (i) if to Merrill Lynch International Limited, at Ropemaker Place, 25 Ropemaker Street, London, England EC2Y 9LY, Facsimile:
                _________________, Attention: EMTN Sales and Distribution Desk;

          (ii) if to Goldman Sachs International, at Peterborough Court, 133 Fleet Street, London, England EC4A 2BB, Facsimile:
                ______________, Attention: _______________;

          (iii) if to Morgan Stanley & Co. International Limited, at 25 Cabot Square, Canary Wharf, London, England E14 4QA, Facsimile:
                44-171-425-7999, Attention: Short- and Medium-Term Finance Desk;

          (iv) if to J.P. Morgan Securities Ltd., at 60 Victoria Embankment, London, England EC4Y OJP, Facsimile: 44-171-325-8225, Attention:
                Euro Medium Term Note Desk;

          (v) if to Salomon Brothers International Limited, at Victoria Plaza, 111 Buckingham Palace Road, London, England SW1W OSB, Facsimile:
                44-171-721-2828, Attention: Rachel Pickering; and

          (vi) if to the Company, at One McDonald's Plaza, Oak Brook, Illinois 60521, Facsimile: (708) 575-5211, Attention: Treasurer, with a copy to the Controller;

or at such other address as any party may notify to the other parties hereto from time to time.

          11.  Successors.  This Agreement and any Terms Agreement will inure to
               ----------
the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers and directors and controlling persons referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.

          12.  Counterparts.  This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13.  APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
               ---------------
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                              Very truly yours,

                              McDONALD'S CORPORATION

                              By: ______________________________________
                                  Vice President and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

MERRILL LYNCH INTERNATIONAL LIMITED


By:
   ------------------------------
   Title:

GOLDMAN SACHS INTERNATIONAL


By:
   ------------------------------
   Title:

J. P. MORGAN SECURITIES LTD.


By:
   ------------------------------
  Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED


By:
   ------------------------------
  Title:

SALOMON BROTHERS INTERNATIONAL LIMITED


By:
   ------------------------------
  Title:

                                                                       Exhibit A

                             McDonald's Corporation

                          MEDIUM-TERM NOTES, SERIES E

                                TERMS AGREEMENT

                                                       ___________________, 19__

McDonald's Corporation
One McDonald's Plaza
Oak Brook, Illinois 60521

Attention:  Treasurer

  Re:  Euro Distribution Agreement dated ____________, 1995

The undersigned agrees to purchase the following principal amount of your Medium-Term Notes, Series E: [Currency/Amount]

          Initial Public Offering Price:
          Stated Maturity Date:
          Purchase Price:
          Purchase Date and Time:
          Settlement Date and Time:
          Place of Delivery:
          Listing on Luxembourg Stock Exchange not requested: _____ (Notes will be listed unless checked)
          Redeemable by Company:  ______ Yes  ______ No
               Redemption Price Schedule:
                    Date    Price
                    ----    -----

          Repayable at option of
               Holder:  _____ Yes  _____ No
               Repayment Price Schedule:
                    Date    Price
                    ----    -----


          For Fixed Rate Notes:
               Interest Rate:
               Interest Payment Dates:
               (if other than February 15 and August 15)
               Regular Record Dates:
               (if other than February 1 and August 1)

          For Floating Rate Notes:
               Base Rate:
               Initial Interest Rate:
               Spread:
               Spread Multiplier:
               Index Maturity:
               Interest Reset Period:
               Interest Reset Dates:
               Interest Payment Dates:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
          For Indexed Notes:
               [specify appropriate terms]
          For Original Issue Discount Notes:
               [specify appropriate terms]
          For Amortizing Notes:
               [specify amortization schedule]

     (Other terms)

     The provisions of Sections 1, 2(b), 2(c), 2(d), 3 through 6, and 8 through 13 of the Euro Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

     [The certificates referred to in Section 3(i) of the Euro Distribution Agreement, the opinion referred to in Section 3(j) of the Euro Distribution Agreement and the accountants' letter referred to in Section 3(k) of the Euro Distribution Agreement will be required.]

     [The following opinions, letters, information, certificates and documents referred to in Section 4 of the Euro Distribution Agreement will be required:
_____________________.]

  [The lockup period referred to in Section 3(1) shall extend to a date _____ calendar days after the Settlement Date.]

                              [NAME OF PURCHASER]


                              By: ______________________________________
                                 Title:

Accepted as of the date written above:

McDONALD'S CORPORATION


By: ______________________________________
   Title:

                                                                       Exhibit B

                   Medium-Term Note Administrative Procedures
                   ------------------------------------------

     The Medium-Term Notes, Series E (the "Notes") are to be offered on a continuing basis by McDonald's Corporation (the "Company"). Each of Merrill Lynch International Limited, Goldman Sachs International, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited, and Salomon Brothers International Limited, as agent (each an "Agent"), has agreed to solicit offers to purchase the Notes in bearer form (the "Bearer Notes"), which initially will be represented by Temporary Global Notes and subsequently by Permanent Global Notes and individual definitive Bearer Notes. The Bearer Notes are being sold pursuant to a Euro Distribution Agreement between the Company and the Agents dated ___________, 1995 ( the "Agreement"). The Bearer Notes will be issued under an Indenture dated as of March 1, 1987, as supplemented (the "Indenture"), between the Company and First Fidelity Bank, National Association, as trustee (the "Trustee"). If any provision of these Administrative Procedures limits or conflicts with any provision of the Bearer Notes, the Indenture or the Agreement the relevant provisions of the Bearer Notes, the Indenture or the Agreement shall be controlling. The Bearer Notes have been registered with the United States Securities and Exchange Commission (the "Commission") and will, except as otherwise indicated in the applicable Pricing Supplement, be listed on the Luxembourg Stock Exchange. The offering of the Bearer Notes will be subject to the restrictions set forth in Section 6 of the Agreement. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture or the Prospectus (as defined in the Agreement).

     The Company has initially appointed the principal office of Morgan Guaranty Trust Company of New York in London as principal paying agent for the payment of principal of and interest on and as authenticating agent for, the Bearer Notes (the "Principal Paying Agent"), and Banque Generale du Luxembourg S.A. in Luxembourg as an additional paying agent (a "Paying Agent"; the Principal Paying Agent and the Paying Agent are collectively referred to as the "Paying Agents") and as listing agent (the "Listing Agent"). The Listing Agent will coordinate with the Principal Paying Agent and the Agents on a regular basis for the purpose of providing the Luxembourg Stock Exchange with such information regarding listed Bearer Notes issued and outstanding as such Exchange may require.

     Administrative procedures and specific terms of the offering are explained below:

Maturities:             Each Bearer Note will have a maturity from date of issue
- - -----------             of not less than 184 days and not more than 60 years. A
                        Floating Rate Bearer Note will mature only on an
                        Interest Payment Date for such Note.

                        Any Bearer Note denominated in Japanese yen will mature on a date not less than one year after the Original Issue Date for such Note and will not be subject to optional redemption or prepayment prior to such time.

Denominations:          Unless otherwise specified in the applicable Pricing
- - -------------           Supplement, the denomination of any Bearer Note
                        denominated in U.S. dollars will be a minimum of $25,000 and any larger amount that is an integral multiple of $5,000. In the case of a Bearer Note having a Specified
                        Currency other than U.S. dollars, the minimum denomination and other authorized denominations shall be as set forth in the applicable Pricing Supplement, provided that the minimum denomination of a Bearer Note denominated in Japanese yen shall be at least
                        1,000,000,000 yen.

Bearer Form:            The Bearer Notes will be issuable only in bearer form.
- - -----------

Date of Issuance:       Each Bearer Note will be dated and issued as of the date
- - -----------------       of its delivery by the Principal Paying Agent. Each
                        Bearer Note will bear an Original Issue Date, which will be (i) with respect to a Temporary Global Note (or any portion thereof), the date of its original issue as specified in such Temporary Global Note and (ii) with respect to any Permanent Global Note or Individual
                        Bearer Note (or portion thereof) issued subsequently upon transfer or exchange of a Bearer Note or in lieu of a destroyed, lost or stolen Bearer Note, the Original
                        Issue Date of the predecessor Bearer Note, regardless of the date of authentication of such subsequently issued
                        Bearer Note.

Temporary Global Notes; Until the 40th Day following the date of issuance of a
- - ----------------------- Bearer Note (the "Exchange Date") and until Final Permanent Global Notes; Certification (as defined below) with respect to such
- - ----------------------- Bearer Note has occurred, such Bearer Note, together
and Individual Bearer   with all other Bearer Notes that have the same (i)
- - ---------------------   Original Issue Date, currency of denomination, non-tax
Notes:                  related redemption provisions, if any, Stated Maturity,
- - ------                  (ii) either fixed interest rate (in the case of Fixed
                        Rate Notes) or Base Rate, Initial Interest Rate, Index
                        Maturity, Interest Reset Period, Interest Payment Dates,
                        Minimum Interest Rate (if any), Maximum Interest Rate
                        (if any) and Spread or Spread Multiplier (in the case of Floating Rate Notes), and (iii) index formula and related provisions, as such terms are identified in the Pricing Supplement relating to such Notes (in the case of Indexed Notes) (all such Bearer Notes herein referred to collectively as a "Tranche"), will be represented by a single Temporary Global Note in bearer form without interest coupons. The Company shall execute, and upon Company instructions the Principal Paying Agent shall complete and authenticate, such Temporary Global Note upon the same conditions and in substantially the same manner, and with the same effect, as an individual definitive Bearer Note. On or prior to the settlement date (which should also be the Original Issue Date), with respect to such Bearer Notes, the Principal Paying
                        Agent shall deposit the Temporary Global Note with a common depositary located outside the United States (the
                        "Depositary") for Morgan Guaranty Trust Company of New
                        York, Brussels office, as operator of the Euroclear
                        System ("Euroclear") and Cedel Bank, societe anonyme
                        ("Cedel") in the manner specified below under "Details for Settlement". The interest of each beneficial owner of such Temporary Global Note will be credited to the appropriate account with Cedel or Euroclear, as specified below under "Interest Payments".

                        On or after the Exchange Date and provided that Final Certification (as described below) has occurred, the interest of the beneficial owner of such Bearer Note in the Temporary Global Note shall be canceled and such Bearer Note, together with all other Bearer Notes of the Tranche as to which Final Certification has occurred, shall thereafter be represented by a Permanent Global
                        Note in bearer form without interest coupons held in London by the Depositary. The interest of the beneficial owner of such Bearer Note in such Permanent Global Note will be credited to the appropriate account with Cedel or Euroclear.

                        The beneficial owner of an interest in a Permanent Global Note may, at any time, upon 30 days' written notice to the Principal Paying Agent given by such beneficial owner through either Cedel or Euroclear, as the case may be, exchange its beneficial interest in such Permanent Global Note for one or more individual Bearer Notes with coupons attached, if appropriate, equal in aggregate principal amount to such beneficial interest. To effect such exchange, the interest of the beneficial owner of such Bearer Note in such Permanent Global Note shall be canceled and one or more individual Bearer Notes shall be issued to such beneficial owner, through Euroclear or Cedel, as the case may be.

                        In all events, Bearer Notes will be delivered by the Principal Paying Agent only outside the United States.

                        Transfer of interests in a Temporary or Permanent Global Note will be made by Euroclear or Cedel in accordance with their customary operating procedures. Title to individual Bearer Notes and coupons will pass by physical delivery. The bearer of each coupon, whether or not the coupon is attached to an individual Bearer Note, shall be subject to and bound by all the provisions contained in the individual Bearer Note to which such coupon relates. The bearer of any individual Bearer Note and any coupon may, to the fullest extent permitted by applicable law, be treated at all times, by all Persons and for all purposes as the absolute owner of such Bearer Note or coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon.

Final Certification:    Final Certification with respect to a Temporary Global
- - --------------------    Note shall mean the delivery by Euroclear or Cedel, as
                        the case may be, to the Principal Paying Agent of a signed certificate (a "Clearance System Certificate") in the form set forth in Appendix 1 hereto with respect to the Bearer Notes being exchanged, dated no earlier than the Exchange Date for such Bearer Notes, or, if an interest payment on the Bearer Notes shall be due prior to the Exchange Date, dated no earlier than the related
                        Interest Payment Date, to the effect that Euroclear or Cedel, as the case may be, has received certificates
                        ("Certificates of Non-U.S. Beneficial Ownership") in the form set forth in Appendix 2 hereto with respect to each of such Bearer Notes, which Certificates of Non-U.S.
                        Beneficial Ownership shall be dated no earlier than fifteen days before the date of the related Clearance
                        System Certificate provided by Euroclear or Cedel, as the case may be, signed by the account holders appearing on its records as entitled to such Bearer Notes, to the effect that such Bearer Notes (i) are not beneficially owned by United States persons; or (ii) are owned by United States persons that are (a) foreign branches of United States financial institutions purchasing for their own account or for resale or (b) United States persons who acquired the Notes through foreign branches of U.S. financial institutions and who hold the Notes through such U.S. financial institutions (and in either case (a) or (b), each such financial institution has agreed that it will comply with the requirements of
                        Section 165(j)(3)(A), (B) or (C) of the Internal Revenue
                        Code of 1986 and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period, in which event such financial institutions (whether or not also described in clause
                        (i) or (ii)) shall have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

Currency:               The currency denomination with respect to any Bearer
- - ---------               Note and the payment of interest and the repayment of
                        principal with respect to any such Bearer Note, shall be as set forth therein and in the applicable Pricing
                        Supplement.

Interest Payments:      Interest (if any) on each Bearer Note will accrue from
- - ------------------      the Original Issue Date of such Bearer Note and will be
                        paid in the manner described in such Bearer Note and in
                        the Prospectus, as defined in the Agreement, as
                        supplemented by the applicable Pricing Supplement;
                        provided, however, that interest in respect of any
                        portion of a Temporary Global Note for which Final
                        Certification has not been made shall not be paid until
                        Final Certification is received in respect of that
                        portion.


                        Except as specified above, interest on a Temporary Global Note or Permanent Global Note shall be payable to the beneficial owner thereof through credit to the account of such owner or of the custodian bank of such owner with Cedel or Euroclear. Interest on an individual Bearer Note shall be payable to the Holder of the appropriate coupon appertaining thereto upon presentation and surrender of such coupon at the office of the Principal Paying Agent or any other Paying Agent outside the United States.

Principal Payments:     Principal payments and the final installment of interest
- - -------------------     at Maturity with respect to individual Bearer Notes will
                        be made in immediately available funds upon presentation
                        and surrender of such Bearer Notes to any paying agent
                        outside the United States. Principal payments with
                        respect to interests in a Permanent Global Note
                        representing Bearer Notes will be made at Maturity or
                        upon earlier redemption in the same manner as interest
                        payments with respect to interests in a Permanent Global
                        Note, as described under "Interest Payments".

Redemption:             The applicable Pricing Supplement will set forth all
- - -----------             terms relating to the redemption of Bearer Notes prior
                        to Stated Maturity other than for tax reasons.

Payments of Principal   Upon receipt of Bearer Notes to be repaid as set forth
- - ---------------------   in such Notes, the Trustee or Principal Paying Agent for
and Interest Upon       such Notes shall give notice to the Company not less
- - -----------------       than 20 calendar days prior to each optional repayment
Exercise of Optional    date of such optional repayment date and of the
- - --------------------    principal amount of Bearer Notes to be repaid on such
Repayment:              optional repayment date.
- - ----------

                        On or prior to any optional repayment date, the Company shall deposit with such Trustee or such Principal Paying Agent an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Notes or portions thereof which are to be repaid on such date. Such Trustee or such Principal Paying Agent will use such money to repay such Notes pursuant to the terms set forth in such Notes.

Procedure for Rate      The Company and the Agents will discuss from time to
- - ------------------      time the rates to be borne by Bearer Notes that may be
Changes; Preparation    sold as a result of the solicitation of offers by any
- - --------------------    Agent. If any offer to purchase a Bearer Note is
of Pricing Supplements: accepted by the Company, the Company will prepare a
- - ----------------------- Pricing Supplement reflecting the terms of such Bearer
                        Note and will arrange to have the Pricing Supplement filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities
                        Act of 1933, as amended, and will supply by facsimile or by overnight express one copy thereof (or additional copies if requested) to each Agent which presented the order (each, a "Presenting Agent") at the address listed below and one copy to the Principal Paying Agent, each additional paying agent outside the United States and, in the case of listed Bearer Notes, the Listing Agent for delivery to the Luxembourg Stock Exchange. Copies of the Pricing Supplements shall be sent to:

                        if Merrill Lynch International Limited is the Presenting Agent:
                          Merrill Lynch International Limited
                          EMPN Sales and Distribution Desk
                          Ropemaker Place
                          25 Ropemaker Street
                          London, England  EC2Y 9LY

                          Telephone:  011-44-171-867-3995
                          Facsimile:  011-44-171-867-2292


                        if Goldman Sachs International is the Presenting Agent:

                        if J.P. Morgan Securities Ltd. is the Presenting Agent:
                          J.P. Morgan Securities Limited
                          60 Victoria Embankment
                          London, England EC4Y OJP
                          ATTN.:  Head of Medium-Term Notes

                          Telephone:  011-44-171-325-2468
                          Facsimile:  011-44-171-325-8225


                        if Morgan Stanley & Co. International Limited is the Presenting Agent:
                          Morgan Stanley & Co. International Limited
                          Short- and Medium-Term Finance Desk
                          Colegrave House
                          70 Berners Street
                          London, England WIP 3AE
                          ATTN.:  Michael J. Lytle

                          Telephone:  011-44-171-425-7715
                          Facsimile:  011-44-171-425-4999


                        if Salomon Brothers International Limited is the Presenting Agent:
                          Salomon Brothers International Limited
                          Victoria Plaza
                          111 Buckingham Palace Road
                          London, England SW1W 0SB
                          ATTN.:  Rachel Pickering

                          Telephone:  011-44-171-721-3999
                          Facsimile:  011-44-171-736-2828

Suspension of           The Company may instruct the Agents to suspend
- - -------------           solicitation of purchases at any time. Upon receipt of
Solicitation;           notice from the Company, the Agent will forthwith
- - -------------           suspend solicitation until such time as the Company has
Amendment or            advised it that solicitation of purchases may be
- - ------------            resumed.
Supplement:
- - -----------

                        In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the relevant Agent and the Principal Paying Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.


                        If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and the Principal Paying Agent and will furnish each Agent and the Paying Agents with the proposed amendment or supplement in accordance with the terms of the Agreement. The Company will mail to the Commission for filing therewith any supplement to the Prospectus (including any Pricing Supplement), provide each Agent with copies of any supplement (or, in the case of a Pricing Supplement, provide each relevant Agent with copies of such Pricing Supplement), confirm (in the case of listed Bearer Notes) the listing on the Luxembourg Stock Exchange of the supplement to the Prospectus and confirm to each Agent that such supplement has been mailed for filing with the Commission (or, in the case of a Pricing Supplement, confirm such information with each relevant Agent)..

Delivery of Prospectus: Each Agent shall, for each Bearer Note order received by
- - ----------------------- it, deliver a copy of the Prospectus as most recently amended or supplemented, together with the applicable Pricing Supplement affixed thereto, with the earlier of the delivery of (i) the confirmation of sale of the Bearer Note to a purchaser or such purchaser's agent or
                        (ii) the Bearer Note purchased by such purchaser. The Principal Paying Agent will make such delivery if such Bearer Note is sold directly by the Company to a purchaser.

Acceptance of Offers:   The Company will have the sole right to accept offers to
- - ---------------------   purchase Bearer Notes. Each Agent will communicate
                        orally or in writing each offer to purchase Bearer Notes received by such Agent which in such Agent's judgment should be considered by the Company. The Company may reject any offer in whole or in part. Each Agent may reject any offer received by it in whole or in part in its discretion.

Confirmation:           Each Agent shall, for each Bearer Note offer received by
- - -------------           it and accepted by the Company, issue a confirmation to
                        the purchaser, setting forth such of the details set
                        forth below as it deems appropriate, delivery and
                        payment instructions.

Settlement:             All offers accepted by the Company (unless otherwise
- - -----------             agreed by the Company and the purchaser) will be settled
                        not later than the seventh day following the date on
                        which any such offer is accepted, or if such day is not
                        a Business Day, then on the next succeeding Business
                        Day, unless otherwise agreed by any purchaser and the
                        Company.

Details for Settlement; The Company, Agents, Depositary and Principal Paying
- - ----------------------- Agent will follow the following timetable in order to Bearer Note Deliveries complete settlement with respect to each Tranche of
- - ----------------------  Bearer Notes:
and Cash Payment:
- - ----------------



              LATEST
DAY            TIME        ACTION
- - ---           ------       ------
Settlement    12:00 Noon   The Relevant Agent will, for each offer to purchase
Date Minus    (New York    Bearer Notes received by it and accepted by the
3             City Time)   Company, provide by telephone or facsimile
                           transmission the following information to the Vice
                           President and Treasurer of the Company or his designee.

                           1. Principal amount of Bearer Note.

                           2. Price.

                           3. In the case of a Fixed Rate Note, the interest
                              rate and redemption or repayment provisions (if any), or, in the case of a Floating Rate Note, the Base Rate, Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Dates, Interest Reset Period, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and redemption or repayment provisions (if any).

                           4. In the case of an Indexed Note, the terms of such Note as specified in the Pricing Supplement relating to such Note.

                           5.  Issue Date of Bearer Note.

                           6.  Settlement date.

                           7.  Stated Maturity.

                           8. The Agent's commission to be paid in the form of a discount upon settlement.

                           9.  Agent's account number at Cedel or Euroclear.

                           10. Amount of Proceeds.

                           11. Terms relating to redemption (other than tax), if
                               any.

                           12. Denominations.

                           13. Currency of Bearer Note.

                           14. OID Information (Total Amount of OID, Original
                               Yield to Maturity, Initial Accrual Period OID), if applicable.

                           15. Other terms.

                           16. If applicable, wire transfer instructions,
                               including name of banking institution where transfer is to be made and account number.


Settlement    9:00 a.m.    The Company shall instruct the Principal Paying Agent
Date Minus    (London      (to be confirmed by facsimile (substantially in the
2             time)        form set out in Appendix 3)) to prepare a Temporary
                           Global Note for each Tranche which the Company has agreed to sell. The Company will send a copy of such facsimile to the relevant Agent or Agents.

                           The Principal Paying Agent shall telephone each of Euroclear or Cedel with a request for a security code for each Tranche agreed to be issued, which security code or codes will be notified by the Principal Paying Agent to the Company and the relevant Agent or Agents.

              3:45 p.m.    In accordance with instructions received by the
              (London      Company, the Principal Paying Agent shall prepare and
              time)        authenticate a Temporary Global Note for each Tranche
                           which the Company has agreed to sell, the settlement for which Tranche is to occur on the settlement date.
                           All such Temporary Global Notes will then be delivered to the Depositary. The Principal Paying
                           Agent will also give instructions to Euroclear or Cedel to credit the Bearer Notes represented by such Temporary Global Notes delivered to such Depositary to the Principal Paying Agent's distribution account at Euroclear or Cedel, as the case may be. The
                           Principal Paying Agent will instruct Euroclear or
                           Cedel to debit, on the settlement date, from the distribution account of the Principal Paying Agent the number of Bearer Notes of each Tranche with respect to which the relevant Agent has solicited an offer to purchase and to credit, on the settlement date, such Bearer Notes to the account of such Agent with Euroclear or Cedel against payment of the issue price, less the applicable commission, of such Bearer
                           Notes. Each relevant Agent shall give corresponding instructions to Euroclear or Cedel.

Settlement                 Euroclear and Cedel shall debit and credit accounts
- - ----------                 in accordance with instructions received by them.
Date
- - ----
              5:00 p.m.    The Principal Paying Agent shall pay the Company the
              (New York    aggregate net proceeds received by it in immediately
              City time)   available funds via a transfer of funds to the dollar
                           account of the Company with a bank in New York City
                           (or, with respect to Bearer Notes payable other than in U.S. dollars, to a bank selected by the Company, which bank is located outside the United States) notified to the Principal Paying Agent from time to time.

Failure to                 If any Agent shall have advanced its own funds for
- - ----------                 payment against subsequent receipt of funds from the
Settle:                    purchaser and if a purchaser shall fail to make
- - ------                     payment for a Bearer Note, such Agent will promptly
                           notify the Company, the Principal Paying Agent, the
                           Trustee, the Depositary and Euroclear and Cedel by
                           telephone, promptly confirmed in writing (but no
                           later than the next Business Day). In such event, the
                           Company shall promptly instruct the Principal Paying
                           Agent to cancel the purchaser's interest in the
                           appropriate Temporary Global Note representing such
                           Bearer Note. Upon (i) confirmation from the Principal
                           Paying Agent in writing (which may be given by
                           facsimile) that the Principal Paying Agent has
                           canceled such purchaser's interest in such Temporary
                           Global Note and upon (ii) confirmation from such
                           Agent in writing (which may be given by facsimile)
                           that such Agent has not received payment from the
                           purchaser, the Company will promptly pay to such
                           Agent an amount in immediately available funds equal
                           to the amount previously paid by such Agent in
                           respect of such Bearer Note. Such payment will be
                           made on the settlement date, if possible, and in any
                           event not later than 12:00 Noon (New York City time)
                           on the Business Day following the settlement date.
                           The Principal Paying Agent and the Depositary will
                           make or cause to be made such revisions to the
                           Temporary Global Note representing such Bearer Note
                           as are necessary to reflect the cancellation of such
                           portion of such Temporary Global Note.

                           If a purchaser shall fail to make payment for the Bearer Note for any reason other than the failure of such Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above, and if such Agent shall have otherwise complied with its obligations hereunder and in the Agreement, the Company will reimburse such Agent for such Agent's actual loss, as determined by the Agent, of the use of funds during the period when they were credited to the account of the Company or the Trustee.

                           Immediately upon such cancellation, the Principal Paying Agent will make appropriate entries in its records to reflect the fact that a settlement did not occur with respect to such Bearer Note.

Notice of                  The Listing Agent will provide information with
- - ---------                  respect to each listed Bearer Note to be issued to
Issuance to                the Luxembourg Stock Exchange and will give notice by
- - -----------                facsimile transmission to the Company and the
Luxembourg                 relevant Agent as to the effectiveness of the listing
- - ----------                 of such Bearer Notes by the close of business on the
Stock                      related settlement date. To the extent required by
- - -----                      the Luxembourg Stock Exchange, the Agents will
Exchange:                  provide the Listing Agent with secondary market
- - --------                   information regarding Bearer Notes and the Listing
                           Agent will provide such information to the Luxembourg
                           Stock Exchange.

Listing:                   The Listing Agent will, on a regular basis, provide
- - --------                   the Luxembourg Stock Exchange with such information
                           regarding listed Bearer Notes issued and outstanding as such Exchange may require.

Authenticity               The Company will cause the Principal Paying Agent to
- - ------------               furnish each Agent from time to time with the
of                         specimen signatures of each of the officers,
- - --                         employees or agents of the Principal Paying Agent who
Signatures:                have been authorized by the Principal Paying Agent to
- - -----------                authenticate Bearer Notes (including Temporary and
                           Permanent Global Notes representing individual Bearer
                           Notes), but no Agent will have any obligation or
                           liability to the Company or the Principal Paying
                           Agent in respect of the authenticity of the signature
                           of any officer, employee or agent of the Company or
                           the Principal Paying Agent on any Bearer Note.

Paying of                  The Company agrees to pay each Agent a commission as
- - ---------                  set forth in the Agreement in the form of a discount
Selling                    equal to the percentage of the principal amount of
- - -------                    each Bearer Note sold by the Company as a result of a
Commissions                solicitation made by such Agent.
- - -----------
and
- - ---
Expenses:
- - --------

                                                                      APPENDIX 1


                       FORM OF CERTIFICATION TO BE GIVEN
                       BY THE EUROCLEAR OPERATOR OR CEDEL

                                 CERTIFICATION

                             McDonald's Corporation

                          Medium-Term Notes, Series E

                               (the "Securities")



          This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Euro Distribution Agreement, as of the date hereof, $__________ principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(i)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States persons who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and
(ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part

                                  Appendix 1
submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:____________, 199_*

                              Yours faithfully,

                              [MORGAN GUARANTY TRUST COMPANY OF
                                   NEW YORK, Brussels office,
                               as operator of the Euroclear System]

                                       OR

                              [CEDEL BANK, SOCIETE ANONYME]

                              By:________________________________



__________

* [Not earlier than the Certification Date as defined in the Operating Procedures.]

                                  Appendix 1

                                                                      APPENDIX 2


                 FORM OF PARTICIPANT CERTIFICATION INCORPORATED
                  BY REFERENCE TO A CERTIFICATION INSTRUCTION

                                  CERTIFICATE

                             McDonald's Corporation

                          Medium-Term Notes, Series E

                               (the "Securities")


          This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are
(a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by your for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                                  Appendix 2

          This certification excepts and does not relate to $__________ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of permanent Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

          We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:_______________, 199_*


Name of Person Making Certification

By:
   ------------------------------


* To be dated no earlier than the fifteenth day preceding the Certification Date as defined in the Operating Procedures.

                                  Appendix 2

                                                                      APPENDIX 3



                                  Appendix 3

             FORM OF COMPANY'S FACSIMILE TO PRINCIPAL PAYING AGENT
             -----------------------------------------------------


To:            Morgan Guaranty Trust Company of New York
                London Office
                Attention:                       -----
                          -----------------------


                               Euro Distribution
                         Agreement dated        , 1995
                         -----------------------------


Terms defined in the Administrative Procedures relating to the above Distribution Agreement have the same meanings herein.

We hereby confirm our telephone instruction to prepare, complete, authenticate and issue Temporary Global Notes (in accordance with the terms of the [Terms Agreement dated ______,] Administrative Procedures and Distribution Agreement) and give instructions to Euroclear and/or Cedel in order for you to: -

                  *    Credit account of [Name of Agent] with
                     [Euroclear/Cedel]** with the following
                                 Bearer Notes:


                      (a)  Principal amount:

                      (b)  Settlement date:

                      (c)  Issue date:

__________

* A separate facsimile is to be sent in respect of each offer accepted by the Company. Repeat this information (numbering consecutively) if Bearer Notes of more than one Tranche are to be issued to an Agent.

**  Delete as appropriate.

                                  Appendix 3

                      (d)  For Fixed Rate Notes:
                               Interest Rate:
                           For Floating Rate Notes:
                               Base Rate:
                               Initial Interest Rate:
                               Spread:
                               Spread Multiplier:
                               Index Maturity:
                               Interest Reset Period:
                               Interest Reset Dates:
                               Maximum Interest Rate, if any:
                               Minimum Interest Rate, if any:

                      (e)  For Indexed Notes:
                               [specify appropriate terms]

                      (f)  For Original Issue Discount Notes:
                               [specify appropriate terms]

                      (g)  For Amortizing Notes:
                               [specify amortization schedule]

                      (h)  Stated Maturity date:

                      (i)  Redemption terms:

                      (j)  Denominations:

                      (k)  Currency:

                      (l)  OID Information (Total Amount of
                           OID, Original Yield to Maturity,
                           Initial Accrual Period OID), if
                           applicable:

                                  Appendix 3

                      (m)  Whether the Notes will be listed:

                      (n)  Other terms:

                           against payment of [__________].


Date:

MCDONALD'S CORPORATION


By:
   --------------------------------



                                  Appendix 3
                                       3